Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CID Holdco, Inc. (the “Company”) of our report dated June 25, 2025, which included an explanatory paragraph as to the Company's ability to continue as a going concern, with respect to our audit of the consolidated financial statements of See ID, Inc. dba Dot Ai, Inc. as of December 31, 2024 and for the year then ended.

/s/ Berkowitz Pollack Brant, Advisors + CPAs

New York, New York

December 2, 2025